UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GOODRICH PETROLEUM CORPORATION

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Goodrich Petroleum Corporation

Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2004

To the Stockholders:

The annual meeting of the stockholders of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), will be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on June 8, 2004, at 11:00 a.m. local time, for the following purposes:

1.	To elect three Class III directors to serve until the Annual Meeting of Stockholders in 2007; and

2.	To approve amendments to the Company’s 1997 Nonemployee Directors Stock Option Plan; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004; and

4.	To transact such other business as may properly come before such meeting or any adjournment(s) thereof.

The close of business on May 4, 2004, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

You are cordially invited to attend the annual meeting. It is important that your shares be represented at the meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy promptly. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Walter G. “Gil” Goodrich
Vice Chairman and Chief Executive Officer

April 29, 2004

Houston, Texas

Goodrich Petroleum Corporation

808 Travis Street

Suite 1320

Houston, Texas 77002

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Lancaster Hotel, 701 Texas Avenue, Houston, Texas 77002, on June 8, 2004, at 11:00 a.m. local time, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, directors, officers and employees of the Company may solicit proxies by fax, telex, telephone and personal interview. The Company will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies. The Company will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of shares of the Company’s common stock (the “Common Stock”). The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent to stockholders is May 11, 2004.

A proxy may be revoked at any time (a) by execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

Only holders of record of shares of Common Stock at the close of business on May 4, 2004 (the “Record Date”) will receive notice of and will be entitled to vote at the Annual Meeting. At the close of business on May 4, 2004, the Company anticipates that there will be 19,127,289 shares of Common Stock outstanding. Holders of record of shares of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

The Company’s annual report to stockholders for the year ended December 31, 2003, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

PROPOSAL 1—ELECTION OF DIRECTORS

General

Three directors are to be elected at the annual meeting. The Company’s Bylaws provide for a classified Board of Directors. The Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company’s Annual Meetings of Stockholders in 2005, 2006 and 2004. Walter G. Goodrich, John T. Callaghan and Arthur A. Seeligson have been nominated to serve as Class III directors and, if elected, will serve until the Company’s 2007 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The remaining directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2005 or 2006.

A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and “broker non-votes” will have no effect on the outcome of the election assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class III nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Directors and Director Nominees

The following table sets forth certain information as of April 28, 2004 for each nominee for director and for each director including their name, age and position with the Company:

Class III Directors—Terms Expiring at the 2004 Annual Meeting

Name	Age	Position
Walter G. Goodrich	45	Vice Chairman, Chief Executive Officer and Director
John T. Callaghan	49	Director
Arthur A. Seeligson	45	Director

Class I Directors—Terms Expiring at the 2005 Annual Meeting

Name	Age	Position
Josiah T. Austin	56	Director
Geraldine A. Ferraro	68	Director
Gene Washington	57	Director

Class II Directors—Terms Expiring at the 2006 Annual Meeting

Name	Age	Position
Henry Goodrich	73	Chairman-Emeritus of the Board, Director
Patrick E. Malloy, III	61	Chairman of the Board of Directors
Michael J. Perdue	50	Director
Steven A. Webster	52	Director

Walter G. “Gil” Goodrich became Vice Chairman of the Board of Directors in February 2003. He has served as the Company’s Chief Executive Officer since August 1995. Mr. Goodrich was Goodrich Oil Company’s Vice President of Exploration from 1985 to 1989 and its President from 1989 to August 1995. He joined Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company, as an exploration geologist in 1980. Gil Goodrich is the son of Henry Goodrich. He has served as one of the Company’s directors since August 1995.

John T. Callaghan is the Managing Partner of Callaghan & Nawrocki, L.L.P, an audit, tax and consulting firm located on Long Island, New York. He is a Certified Public Accountant and a member of the Association of Certified Fraud Examiners. He was employed by a major accounting firm from 1979 until 1986, at which time he formed his present firm. Mr. Callaghan also serves as a director and chairman of the Finance Committee of both Andrea Systems, Inc. and the Friends of Long Island Heritage. He was elected to the Company’s Board of Directors in June 2003.

Arthur A. Seeligson is currently engaged in the management of his personal investments in Houston, Texas. From 1991 to 1993, Mr. Seeligson was a Vice President, Energy Corporate Finance, at Schroder Wertheim & Company, Inc. From 1993 to 1995, Mr. Seeligson was a Principal, Corporate Finance, at Wasserstein, Perella & Co. He was primarily engaged in the management of his personal investments from 1995 through 1997. He was a managing director with the investment banking firm of Harris, Webb & Garrison from 1997 to June 2000. He has served as one of the Company’s directors since August 1995.

Josiah T. Austin is the Managing Member of El Coronado Holdings, L.L.C., a privately owned investment holding company. He and his family own and operate agricultural properties in the state of Arizona and northern Sonora, Mexico through El Coronado Ranch & Cattle Company, L.L.C. and other entities. Mr. Austin previously served on the Board of Directors of Monterey Bay Bancorp of Watsonville, California, and is a prior board member of New York Bancorp, Inc., which merged with North Fork Bancorporation in early 1998. He is an active investor in publicly traded financial institutions. He has served as one of the Company’s directors since August 2002.

Geraldine A. Ferraro is an Executive Vice President and head of the public affairs practice of The Global Consulting Group, a New York-based international investor relations and corporate communications firm providing advisory services to public companies, private firms and governments around the world. Ms. Ferraro serves as a Board member of the National Democratic Institute of International Affairs and a member of the Council on Foreign Relations and was formerly United States Ambassador to the United Nations Human Rights Commission. Ms. Ferraro has been affiliated with numerous public and private sector organizations, including serving as a director of the former New York Bancorp, a NYSE-listed company. She was elected to the Company’s Board of Directors in August 2003.

Gene Washington is the Director of Football Operations with the National Football League in New York. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to assuming his present position with the NFL in 1994. Mr. Washington serves and has served on numerous corporate and civic boards, including serving as a director of the former New York Bancorp, a NYSE-listed company. He was elected to the Company’s Board of Directors in June 2003.

Henry Goodrich is the Chairman of the Board of Directors-Emeritus. Mr. Goodrich began his career as an exploration geologist with the Union Producing Company and McCord Oil Company in the 1950’s. From 1971 to 1975, Mr. Goodrich was President, Chief Executive Officer and a partner of McCord-Goodrich Oil Company. In 1975, Mr. Goodrich formed Goodrich Oil Company, which held interests in and served as operator of various properties owned by a predecessor of the Company. He was elected to the Company’s board in August 1995, and served as Chairman of the Board from March 1996 through February, 2003. Mr. Goodrich is also a director of Pan American Life Insurance Company. Henry Goodrich is the father of Walter G. Goodrich.

Patrick E. Malloy, III became Chairman of the Board of Directors in February 2003. He has been President and Chief Executive Officer of Malloy Enterprises, Inc., a real estate and investment holding company, and Malloy Real Estate, Inc. since 1973. In addition, Mr. Malloy served as a director of North Fork Bancorp (NYSE) from 1998 to 2002 and was Chairman of the Board of New York Bancorp (NYSE) from 1991 to 1998. He joined the Company’s Board in May 2000.

Michael J. Perdue is the President and Chief Executive Officer of Community Bancorp Inc., a publicly traded bank holding company based in Escondido, California. Prior to assuming his present position in July 2003, Mr. Perdue was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation. Prior to joining ECG in April 1999, Mr. Perdue served as Senior Vice President and Regional Manager of Zions Bancorporation from May 1998 to April 1999 and as Executive Vice President, Chief Operating Officer and a Director of FP Bancorp, Inc. and its wholly-owned subsidiary, First Pacific National Bank, from September 1993 until FP Bancorp’s acquisition by Zions Bancorporation in May 1998. He has also held senior management positions with Ranpac, Inc., a real estate development company, and PacWest Bancorp. He was elected to the Company’s Board of Directors in January 2001.

Steven A. Webster is the Managing Director of Global Energy Partners, an affiliate of the Merchant Banking Division of Credit Suisse First Boston, which makes private equity investments in the energy industry. He was Chairman and Chief Executive Officer of Falcon Drilling Company, a marine oil and gas drilling contractor from 1988 to 1997, and was President and Chief Executive Officer of its successor, R&B Falcon Corporation from 1998 to 1999. Mr. Webster is Chairman of the Board of Carrizo Oil & Gas, Inc., a NASDAQ traded oil and gas exploration company, and serves on the board of directors of six other public companies, primarily in the energy industry. He also serves on the board of directors of numerous private energy companies. He was elected to the Company’s Board of Directors in August 2003.

Executive Officers of the Company

The executive officers of the Company are Walter G. Goodrich, Robert C. Turnham, Jr., Mark E. Ferchau, and D. Hughes Watler, Jr. Biographical information regarding Mr. Goodrich is included under the caption “Proposal 1—Election of Directors—Directors and Director Nominees” and such information for the other executive officers is presented below.

Robert C. Turnham, Jr. has served as the Company’s Chief Operating Officer since August 1995 and became President and Chief Operating Officer in February 2003. He has held various positions in the oil and natural gas business since 1981. From 1981 to 1984, Mr. Turnham served as a financial analyst for Pennzoil. In 1984, he formed Turnham Interests, Inc. to pursue oil and natural gas investment opportunities. From 1993 to August 1995, he was a partner in and served as President of Liberty Production Company, an oil and natural gas exploration and production company.

Mark E. Ferchau has been the Company’s Senior Vice President, Engineering and Operations since February 2003, after initially joining the Company as Vice President, Engineering and Operations in September 2001. Mr. Ferchau previously served as Production Manager for Forcenergy Inc from 1997 to 2001 and as Vice President, Engineering of Convest Energy Corporation from 1993 to 1997. Prior thereto, Mr. Ferchau held various positions with Wagner & Brown, Ltd. and other independent oil and gas companies.

D. Hughes Watler, Jr. joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in March 2003. Mr. Watler is a former partner of Price Waterhouse LLP in their Houston and Tulsa offices, and was the Chief Financial Officer of Texoil, Inc, a public exploration & production company from 1992 to 1995, as well as XPRONET Inc., a private international oil & gas exploration company from 1998 to 2002. From 1995 to 1998, Mr. Watler served as the Corporate Controller for TPC Corporation, a NYSE listed midstream natural gas company.

General Information about the Board of Directors and its Committees

The Board of Directors held six meetings in 2003. The Company does not have a formal policy regarding director attendance at Board meetings. However, the Board of Directors must consider a director’s history of attendance at Board and Committee meetings as well as the director’s preparation for and participation in such meetings when considering the director for renomination to the Board. All of the Company’s directors, who were in office at the time of the 2003 Annual Meeting of Stockholders, attended last year’s annual meeting.

The Company’s non-management directors have met separately in executive session without any members of management present. If any of the Company’s non-management directors were to fail to meet the NYSE’s criteria for independence, then the independent directors would meet separately at least once a year in accordance with the rules of the NYSE.

The Board of Directors of the Company had four standing committees during 2003: Executive Committee, Audit Committee, Compensation Committee and Hedging Committee. The membership and functions of each committee are described below. The Executive Committee, Audit Committee, Compensation Committee and Hedging Committee met two, six, two and five times, respectively, in 2003. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee on which such director served.

Executive Committee.    The members of the Executive Committee are Messrs. Malloy, Gil Goodrich, Henry Goodrich and Seeligson, with Mr. Malloy serving as Chairman. The Executive Committee is delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law or by the Company’s Restated Certificate of Incorporation or Bylaws.

Audit Committee.    The members of the Audit Committee are Messrs. Perdue, Callaghan and Seeligson and Ms. Ferraro. Mr. Perdue is Chairman of the Audit Committee. The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to audit our financial statements, meet with the auditors and our financial management to review with them our significant accounting policies and its internal controls, provide opportunities for the auditors to meet with the Audit Committee and our officers, discuss matters discussed at Audit Committee meetings with the full Board of Directors, investigate any matters brought to its attention within the scope of its duties, review and assess the adequacy of the Audit Committee charter on an annual basis, and have general responsibility in connection with related matters. See “Audit Committee Report” below.

Revisions to the Audit Committee’s charter were approved by the Audit Committee in February 2004 and the revised charter is included as Appendix I to this Proxy Statement. In conjunction with the revision of its charter, the Audit Committee was designated by the Board of Directors to perform certain corporate governance functions until such time as the Company establishes a separate corporate governance committee of the Board of Directors. Those functions include assisting the Board of Directors in identifying individuals qualified to become members of the Board of Directors and recommending to the Board the slate of directors to be nominated by the Board at the Annual Stockholders Meeting and any director to fill a vacancy on the Board. The Audit Committee will also assist the Executive Committee in recommending directors to be appointed to committees of the Board, including in the event of vacancies. Beginning in June 2004, the revised Audit Committee charter as well as the Company’s Code of Business Conduct and Ethics and its Corporate Governance Guidelines may be found on the Company’s website at www.goodrichpetroleum.com.

Compensation Committee.    The members of the Compensation Committee are Messrs. Austin, Seeligson, Washington and Webster. Mr. Austin is Chairman of the Compensation Committee. The Compensation Committee’s functions include the general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee makes recommendations to the Board of Directors on compensation of all of our officers, the granting of awards under and administering our stock option and other benefit plans, and adopting and changing our major compensation policies and practices. See “Compensation Committee Report” below.

Hedging Committee.    Members of the Hedging Committee are Messrs. Malloy, Austin and Gil Goodrich, with Mr. Malloy serving as Chairman. The Hedging Committee’s principle function is to assist management in establishing pricing and production guidelines to be used by management in entering into oil and gas hedging contracts in order to manage the commodity price risk for a portion of the Company’s oil and gas production.

Director Nomination Process

When the Company’s Chairman of the Board, Chief Executive Officer, or other board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, initiates a search by seeking input from board members and senior management. The Board of Directors will also consider recommendations for nominees for directors submitted by stockholders. The Chairman of the Board and the Chief Executive Officer interviews prospective candidate(s). The Board of Directors offers other board members the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s). The final candidate(s) are nominated by the Board or elected to fill a vacancy.

Director Qualifications

When identifying director nominees, the Board of Directors, with assistance from the Audit Committee in its corporate governance role, will consider the following:

•	The person’s reputation, integrity and (for NYSE and SEC purposes) independence;

•	The person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board and the current state of the company and the energy industry generally at the time of determination;

•	The number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the company;

•	The person’s knowledge of a major geographical area in which the company operates; and

•	The person’s age.

In the case of current directors being considered for renomination, the Committee will also take into account the director’s history of attendance at board and committee meetings, the director’s tenure as a member of the board and the director’s preparation for and participation in such meetings.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director or committee of the Board by writing to them c/o Chief Financial Officer, 808 Travis Street, Suite 1320, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 28, 2004 by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each of the named executive officers and each of our directors; and

•	all of our officers and directors as a group.

Percentage of ownership is based on 19,127,289 shares of common stock outstanding as of April 28, 2004. Beneficial ownership is calculated based on SEC requirements. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the Company’s knowledge, there are no beneficial owners of 5% or greater of the Company’s common stock, as of April 28, 2004, other than the first three named executive officers and directors shown below.

	Beneficial Ownership
Named Executive Officers and Directors	Amount	Percent
Patrick E. Malloy, III(1)	4,732,718	24.2
Josiah T. Austin(2)	4,465,800	23.3
Walter G. Goodrich(3)	1,307,695	6.8
Henry Goodrich(4)	502,125	2.6
Robert C. Turnham, Jr.(5)	158,638	0.8
John T. Callaghan	140,600	0.7
Steven A. Webster	102,500	0.5
Michael J. Perdue(6)	62,000	0.3
Arthur A. Seeligson(7)	47,673	0.2
Geraldine A. Ferraro (8)	21,000	0.1
Mark E. Ferchau	6,875	*
Gene Washington	1,000	*
D. Hughes Watler, Jr.	1,000	*
Directors and Executive Officers as a Group (13 persons)(9)	11,069,499	56.3

*	Less than 1%.
(1)	Includes the following securities: (a) 3,993,256 shares of common stock held by Mr. Malloy on his own behalf, (b) 55,538 shares of common stock issuable upon conversion of 133,185 shares of Series A preferred stock, (c) warrants to purchase 330,000 shares of common stock, (d) 160,250 shares of common stock held in a trust for the benefit of Katherine C. Malloy, (e) 9,712 shares of common stock issuable upon conversion of 23,545 shares of Series A Convertible Preferred Stock held in a trust for the benefit of Katherine C. Malloy, (f) 160,250 shares of common stock held in a trust for the benefit of Maggie Malloy, (g) 9,712 shares of common stock issuable upon conversion of 23,545 shares of Series A Convertible Preferred Stock held in a trust for the benefit of Maggie Malloy, and (h) options to purchase 14,000 shares of common stock. Mr. Malloy’s address is Bay Street at the Waterfront, Sag Harbor, New York 11963.
(2)

Includes the following securities: (a) 4,296,500 shares of common stock held by El Coronado Holdings, LLC (“ECH”) over which Mr. Austin serves as the sole Managing Member, (b) 52,000 shares of common stock held by Mr. Austin on his own behalf, (c) 19,600 shares of common stock held in a trust for the benefit of Valerie Gordon of which Mr. Austin is trustee, (d) 21,300 shares of common stock held in a trust for benefit of Matthew Lowery of which Mr. Austin is trustee, (e) 23,300 shares of common stock held in a trust for the benefit of Christine Lowery of which Mr. Austin is trustee (f) 49,100 shares of common stock held in a trust for the benefit of Austin—Clark Life Insurance of which Mr. Austin is trustee and (g) options to purchase 4,000 shares of common stock. As the sole Managing Member of ECH, Mr. Austin shares with ECH the power to vote or to direct the vote or to direct the disposition of the 4,296,500 shares of common stock held by ECH. Mr. Austin has the sole power to vote or to direct the vote or to dispose or to direct the disposition of 169,300 shares of common stock. The address of Mr. Austin is 12626 E. Turkey Creek Road, Pearce, Arizona 85625.

(3)	Includes the following securities held by Walter G. Goodrich on his own behalf: (a) 419,494 shares of common stock, (b) 1,667 shares of common stock issuable upon conversion of 4,000 shares of Series A preferred stock and (c) options to purchase 25,000 shares of common stock. In addition, includes (d) 480,125 shares of common stock held by HGF Partnership, a Louisiana partnership, in which Walter G. Goodrich owns an indirect general partnership interest and (e) 381,409 shares of common stock owned by Goodrich Energy, Inc., a corporation with respect to which Walter G. Goodrich is the sole stockholder. Walter G. Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Walter G. Goodrich exercises sole voting and investment power with respect to the shares held by Goodrich Energy, Inc. Walter G. Goodrich’s address is 808 Travis Street, Suite 1320, Houston, Texas 77002.
(4)	Includes the following securities: (a) 480,125 shares of common stock held by HGF Partnership and (b) options to purchase 22,000 shares of common stock. Henry Goodrich may be deemed to exercise shared voting and investment power with respect to the shares held by HGF Partnership. Henry Goodrich’s address is 333 Texas Street, Suite 1375, Shreveport, Louisiana 71101.
(5)	Includes the following securities held by Mr. Turnham on his own behalf: (a) 109,004 shares of common stock, (b) 1,667 shares of common stock issuable upon the conversion of 4,000 shares of Series A preferred stock and (c) options to purchase 17,500 shares of common stock. In addition, includes the following securities held by Mr. Turnham’s wife: (a) 27,550 shares of common stock and (b) 2,917 shares of common stock issuable upon conversion of 7,000 shares of Series A preferred stock. Mr. Turnham’s address is 808 Travis Street, Suite 1320, Houston, Texas 77002.
(6)	Includes the following securities: (a) 50,000 shares of common stock held by a family trust of which Mr. Perdue is the trustee and (b) options to purchase 12,000 shares of common stock. Mr. Perdue’s address is 900 Canterbury Place, Suite 300, Escondido, CA 92025.
(7)	Includes the following securities: (a) 22,673 shares of common stock held by Mr. Seeligson on his own behalf and (b) options to purchase 25,000 shares of common stock. Mr. Seeligson’s address is 808 Travis Street, Suite. 2200, Houston, Texas 77002.
(8)	Includes the following securities: (a) 20,000 shares of common stock held by Ms. Ferraro on her own behalf and (b) 1,000 shares of common stock held by Ms. Ferraro’s husband. Ms. Ferraro’s address is 22 Courtlandt Street, 14th Floor, New York, New York 10007.
(9)	The number of shares of common stock beneficially owned by all executive officers and directors as a group includes the following securities: (a) 81,213 shares of common stock issuable upon conversion of 195,275 shares of Series A preferred stock, (b) warrants to purchase 330,000 shares of common stock and (c) options to purchase 119,500 shares of common stock.

Director Compensation

General.    Since 1999, the Company has provided two forms of annual compensation to its non-employee directors: (a) Payment of an annual retainer fee of $5,000 (in cash or common stock); and (b) Granting of options to purchase 4,000 shares of the Company’s common stock, pursuant to the provisions of the Company’s 1997 Nonemployee Directors Compensation Plan (see “—Nonemployee Directors Compensation Plan”). In November 2003, the Compensation Committee of the Board of Directors approved the following changes to the annual retainer fees for non-employee directors:

•	Increase the annual retainer fee to be paid to the Company’s nonemployee directors from $5,000 to $10,000 (and eliminate the option to receive such fees in common stock); and

•	Provide for additional annual retainer fees to be paid to the Chairman of the Company’s Audit Committee in the amount of $15,000 and to the Chairman of the Company’s Compensation Committee in the amount of $5,000.

In November 2003, the Compensation Committee of the Board of Directors also recommended that certain changes be made in the equity portion of the annual compensation provided to the Company’s non-employee directors, subject to stockholder approval, as further described below (see “Proposal 2 – Approval of Amendments to 1997 Nonemployee Directors Compensation Plan”).

In addition to the annual compensation amounts described above, each of the directors who are not officers or consultants of the Company or its subsidiaries has been paid $1,000 for each meeting attended and $500 for each committee meeting attended. In addition, directors were reimbursed for their reasonable out-of-pocket expenses incurred in connection with travel to meetings of the Board of Directors or committees thereof. The proposed amendments to the equity portion of the Nonemployee Director Compensation Plan will not affect such Board and committee meeting fees and travel expense reimbursement policies.

Nonemployee Director Compensation Plan.    The Goodrich Petroleum Corporation 1997 Nonemployee Directors Compensation Plan (the “Nonemployee Directors Compensation Plan”) provides for both discretionary option and formula option grants and is administered by the Board of Directors of the Company, which may delegate all of its power of administration, with the exception of the power to authorize issuance of options. No director may vote or decide upon any matter relating solely to such director under the Nonemployee Directors Compensation Plan, nor may any director vote in any case in which the director’s individual right to claim any benefit under the Nonemployee Directors Compensation Plan is particularly involved. The purposes of the Nonemployee Director Compensation Plan are to attract and retain the services of experienced and knowledgeable outside directors of the Company and to provide an incentive for such outside directors to increase their proprietary interest in the Company’s long-term success and progress.

The maximum number of options to purchase shares of Common Stock that may be issued under the Nonemployee Directors Compensation Plan is 150,000. Options granted under the Nonemployee Directors Compensation Plan have a term of 10 years and are subject to earlier termination if the optionee’s membership on the Board of Directors terminates for cause. If the optionee’s membership on the Board of Directors is terminated for any reason other than cause, options may be exercised for up to four years from the date of such termination, but only as to the number of shares of Common Stock such optionee could have purchased on the date of termination from the Board of Directors. Discretionary option grants are exercisable as determined by the Board of Directors, and formula option grants are fully exercisable on the date of grant. The exercise price of an option shall be the closing stock price on the date of grant for both discretionary option grants and formula option grants.

The Nonemployee Directors Compensation Plan contains provisions whereby the Board of Directors may make adjustments to the number of shares of Common Stock to be acquired upon exercise of options in the event of a stock split, combination or stock dividend.

The Nonemployee Directors Compensation Plan may be amended or terminated at any time by the Board of Directors. Such amendment or termination will not impair the rights of a non-employee director or affect options previously granted and outstanding under the Nonemployee Directors Compensation Plan.

PROPOSAL 2—APPROVAL OF AMENDMENTS TO 1997 NONEMPLOYEE DIRECTORS COMPENSATION PLAN

Pursuant to a recommendation of the Compensation Committee made in November 2003, the Board of Directors has approved that certain changes be implemented in the equity portion of the Company’s 1997 Nonemployee Directors Compensation Plan, subject to stockholder approval. The Board of Directors believes that the amendments are necessary in order to attract and retain high caliber individuals to serve as nonemployee directors of the Company. If the amendments are approved, they will take effect at the date of the 2004 Annual Meeting of Stockholders. The proposed amendments to the Nonemployee Directors Compensation Plan are reflected in Appendix II to this Proxy Statement and are summarized as follows:

(1)	Provide each nonemployee director a grant of common stock equal to $30,000 (based on the average closing price of the Company’s common stock for 20 trading days preceding the Annual Meeting of Stockholders) in lieu of granting options to purchase 4,000 shares of the Company’s common stock.

(2)	Provide the Board of Directors the sole discretion to “cashout” any options issued under the Nonemployee Directors Compensation Plan in the event of a change in control of the Company.

(3)	Increase the total number of shares of common stock authorized to be issued under the Nonemployee Directors Compensation Plan from 150,000 shares to 300,000 shares.

The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of stockholders. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, abstentions would have the same effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal.

The Board of Directors recommends that stockholders vote “FOR” ratification of the amendments to the Nonemployee Directors Compensation Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Executive Compensation and Other Information

The following table summarizes certain information with respect to the compensation earned by the Company’s executive officers for services rendered in all capacities during the years indicated. The table also includes Douglas B. Selvius, who served as the Company’s Senior Vice President, Exploration during 2003, and was one of the Company’s five most highly compensated executives in that year. Mr. Selvius resigned from his position with the Company, effective April 15, 2004.

Summary Compensation Table

					Long-Term Compensation
			Annual Compensation		Restricted Stock Awards (#)(1)	Securities Underlying Options (#)	LTIP Payouts(2)	All Other Compensation (3)
Name and Principal Position	Fiscal Year		Salary	Bonus

Walter G. Goodrich Vice Chairman and Chief Executive Officer	2003 2002 2001		$208,125 195,000 189,008	$125,000 60,000 50,000	25,050 — —	— — 113,000	$102,209 — —	$12,000 11,000 5,850

Robert C. Turnham, Jr. President and Chief Operating Officer	2003 2002 2001		$171,250 145,000 139,946	$100,000 50,000 30,000	35,050 — —	— — 88,000	$62,594 — —	$9,785 10,512 2,525

Mark E. Ferchau Senior Vice President, Engineering and Operations	2003 2002 2001	(4)	$147,500 130,000 48,750	$63,750 27,000 12,500	10,000 — —	— — 35,000	$14,088 — —	$9,874 8,550 —

Douglas B. Selvius Senior Vice President, Exploration	2003 2002 2001	(4)	$149,375 145,000 118,497	$63,750 27,000 25,000	10,000 — —	— — 35,000	$19,809 — —	$10,222 10,231 —

D. Hughes Watler, Jr. Senior Vice President and Chief Financial Officer	2003	(5)	$118,750	$45,000	7,500	—	$—	$7,164

(1)	The restricted stock awards shown represent the aggregate number of restricted stock awards held by each executive officer at December 31, 2003. The year-end value of the restricted shares held by Messrs. Goodrich, Turnham, Ferchau, Selvius and Watler were $131,012, $183,312, $52,300, $52,300, and $39,225, respectively, based on the closing price of $5.23 per share for the Company’s common stock on the NYSE on December 31, 2003.
(2)	Represents value of shares of common stock issued to executives on February 18, 2003, when the Company purchased an aggregate of 1,016,500 outstanding employee stock options by issuing 125,157 shares of its common stock to the holders of such options. The value of the shares of common stock issued to the Company’s executive officers was based on the closing price of $3.22 per share for the Company’s common stock on the NYSE on February 18, 2003.
(3)	Amounts represent matching contributions by the Company to the executive officer’s 401(k) Plan account in 2003 and 2002 and to the executive officer’s SIMPLE IRA accounts in prior years.
(4)	Mr. Ferchau joined the Company in September 2001 and Mr. Selvius joined the Company in April 2001.
(5)	Mr. Watler joined the Company in March 2003.

Goodrich Petroleum Corporation 1995 Stock Option Plan (“Goodrich Plan”)

The Goodrich Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (“nonqualified stock options”)), restricted stock awards, stock appreciation rights, long-term incentive awards, and phantom stock awards, or any combination thereof. The Goodrich Plan covers an aggregate of 2,000,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events). No more than 62,500 shares of Common Stock, subject to adjustments, may be issued pursuant to grants made under the Goodrich Plan to any one employee in any one year. The limitation set forth in the preceding sentence will be applied in a manner which permits compensation generated in connection with the exercise of options, stock appreciation rights and, if determined by the Compensation Committee, restricted stock awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration.    The Goodrich Plan is administered by the Compensation Committee, which consists of members of the Board who are outside and disinterested directors for purposes of the Code and the Exchange Act. The Compensation Committee has the power to determine which employees will receive an award, the time or times when such award will be made, the type of award and the number of shares of Common Stock to be issued under the award or the value of the award. Only persons who at the time of the grant are employees or consultants of the Company or of any subsidiary of the Company are eligible to receive grants under the Goodrich Plan.

Options.    The Goodrich Plan provides for two types of options: incentive stock options and nonqualified stock options. The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the Goodrich Plan. The term of any option granted under the Goodrich Plan shall be determined by the Compensation Committee; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the Goodrich Plan is determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on the date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the shares at the time such option is granted. The exercise price of options granted under the Goodrich Plan is paid in full in a manner prescribed by the Compensation Committee.

Restricted Stock Awards.    Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee at any time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company’s attainment of specific performance targets established by the Compensation Committee such as (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s revenue, (iv) the revenue of a business unit of the Company designated by the Compensation Committee, (v) the return on stockholders’ equity achieved by the Company, or (vi) the Company’s pre-tax cash flow from operations; (b) the grantee’s tenure with the Company; or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition restrictions lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

Stock Appreciation Rights.    A stock appreciation right permits the holder to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights’ exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option and no stock appreciation right may be exercised earlier than six months from the date of grant. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Long-Term Incentive and Phantom Stock Awards.    The Goodrich Plan permits grants of long-term incentive awards (“performance awards”) and phantom stock awards, which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the Goodrich Plan have a maximum value established by the Compensation Committee at the time of the grant. A grantee’s receipt of such amount is contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Such performance awards, however, shall be subject to later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events or changes. A performance award will terminate if the grantee’s employment with the Company terminates during the applicable performance period. Phantom stock awards granted under the Goodrich Plan are awards of Common Stock or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. A phantom stock award terminates if the grantee’s employment with the Company terminates during the applicable vesting period or, if applicable, the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee shall take into account the employee’s responsibility level, performance, potential, other awards under the Goodrich Plan, and such other consideration as it deems appropriate. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock will be based upon the fair market value of the Common Stock on the payment date.

Restricted Stock Awards

Concurrently with the purchase of outstanding employee stock options in February 2003 (see “Stock Option Grants”), the Company awarded 150,000 restricted shares of its common stock, with a three year vesting schedule, to various employees under the Goodrich Plan. The number of restricted shares of common stock that were granted to the Company’s executive officers were as follows: Mr. Goodrich (25,050), Mr. Turnham (35,050), Mr. Ferchau (10,000), Mr. Selvius (10,000) and Mr. Watler (7,500). Such amounts are reflected in the “Restricted Stock Awards” column of the Summary Compensation Table.

Stock Option Grants

During the year ended December 31, 2003, the Company did not issue any stock options to the executive officers named in the Summary Compensation Table. On February 18, 2003, the Company purchased 1,016,500 outstanding employee stock options by issuing 125,157 shares of its common stock to the holders of such options. The value of such shares issued to the Company’s executive officers is reflected in the “LTIP Payouts” column of the Summary Compensation Table.

Stock Option Exercises and Year-End Holdings

The following table sets forth information concerning stock option holdings and the value of unexercised in-the-money stock options held by the executive officers named in the Summary Compensation Table (all such options were issued pursuant to equity compensation plans approved by the Company’s stockholders):

	Number of Shares Underlying Unexercised Options Held at December 31, 2003(1)		Value of Unexercised In-the-Money Options Held at December 31, 2003(2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Walter G. Goodrich	25,000	—	$58,875	—
Robert C. Turnham, Jr.	17,500	—	$45,588	—
Mark E. Ferchau.	—	—	—	—
Douglas B. Selvius	—	—	—	—
D. Hughes Watler, Jr.	—	—	—	—

(1)	After giving effect to the purchase by the Company of employee stock options in February 2003 (see “Stock Option Grants”). All of the options held by Messrs. Ferchau and Selvius at that time were purchased by the Company in February 2003 and Mr. Watler did not join the Company until March 2003.
(2)	Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s common stock on December 31, 2003 was $5.23 per share based on the closing sales price on the NYSE on such date.

Severance Agreements

In May 2003, the Company’s Board of Directors approved the execution of severance agreements with Messrs. Gil Goodrich and Turnham. In the event that the employment of either Mr. Goodrich or Mr. Turnham is terminated due to a “change of control” in the Company, the Company will pay each terminated executive an amount equal to two times his annual compensation and will also provide for continuation of the executive’s health and life insurance benefits at no cost to the executive for two years following termination. Pursuant to the agreements, a change of control is defined to include: (1) Sale or other transfer of substantially all of the Company’s assets; (2) Dissolution or liquidation of the Company; (3) Sale of more than 50% of the voting power of the Company’s securities: and (4) Merger or consolidation of the Company.

Equity Compensation Plan Information

The table below provides information relating to the Company’s combined equity compensation plans, covering both nonemployee directors and management, as of December 31, 2003.

Plan Category	Securities to be issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	232,013	$2.97	1,323,492	(1)
Equity compensation plans not approved by security holders	—	—	—

	232,013	$2.97	1,323,492

(1)	The number of securities remaining available for future issuance under equity compensation plans includes 150,000 shares under restricted stock provisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company, and administering the Company’s stock option plans under which stock-related grants and awards may be made to employees of the Company. The members of the Compensation Committee have furnished the following report on executive compensation for 2003.

The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the individual’s and/or the Company’s achievement of certain goals or milestones, and (iii) long-term stock based incentive awards which strengthen the mutuality of interest between the executive officers and the Company’s stockholders.

In determining the level and position of compensation for each of the Company’s executive officers, the Board of Directors took into account various qualitative and quantitative indicators of corporate and individual performance. The Board of Directors generally seeks to set salaries at the low to medium end of the range in comparison to peer group companies. In setting such salaries, the Board of Directors considers its peer group to be certain companies in the energy exploration and production industry with market capitalizations similar to that of the Company. In addition, in evaluating the performance of management, the Board of Directors takes into consideration such factors as oil and gas drilling results, successful acquisitions and operating results. The Board of Directors also recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

For 2003, the Board of Directors included in its evaluations the exploration and financial results of the Company along with each individual’s job performance. Base compensation is established by the Compensation Committee, subject to the approval of the Board of Directors, and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 2003 were determined based on the foregoing factors.

In addition to each executive officer’s base compensation, the Board may award cash bonuses and/or stock grant awards under the Company’s stock option plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as discussed above. For 2003, cash bonuses were awarded to executive officers as disclosed in the Summary Compensation Table.

The Company’s Chief Executive Officer, Walter G. Goodrich, participates in the executive compensation program described above. In establishing the base salary for Mr. Goodrich, the Compensation Committee assessed the pay levels for chief executive officers in similar companies in the oil and gas exploration and production industry and our profit performance. In 2003, Mr. Goodrich’s base salary was $208,125. For his performance in 2003, Mr. Goodrich was awarded a cash bonus of $125,000 and received 25,050 shares of restricted stock. In determining Mr. Goodrich’s compensation for 2003, the committee noted that the Company has achieved success in 2003 toward implementing its overall business strategy and accomplishing goals that had been set by the management team and approved by the Board. This success included achieving significant increases in oil and gas production volumes and operating cash flows in the year ended December 31, 2003.

The Board of Directors has not yet adopted a policy with respect to the limitation under the Federal Tax Code that generally limits the Company’s ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year.

Compensation Committee

Josiah T. Austin, Chairman

Arthur A. Seeligson

Gene Washington

Steven A. Webster

Performance Graph

The following performance graph compares the performance of the Company’s Common Stock to the S&P Small Cap Index and the S&P 500 Index for the period beginning January 1, 1999 and ending December 31, 2003. The graph assumes that the value of the investment in the shares of Common Stock and each index was $100 at January 1, 1999, and that all dividends were reinvested. The Common Stock began trading on the New York Stock Exchange on August 15, 1995.

Comparison of Cumulative Return

Among Goodrich Petroleum Corporation

S & P Small Cap Index and S & P 500 Index

Compensation Committee Interlocks and Insider Participation

During 2003, no executive officer of the Company served as (i) a member of the Compensation Committee (or other Board committees performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of share ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. The Company believes that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

Certain Relationships and Other Transactions

Related Party Transactions with Patrick E. Malloy III and Josiah T. Austin

On June 1, 2001, the Company entered into a consulting agreement with Patrick E. Malloy, III, a director (Mr. Malloy is now chairman of the Company’s Board of Directors), under which Mr. Malloy provided the Company advice on hedging and financial matters. The contract, which expired in May 2003, provided for payments to Mr. Malloy of $120,000 per year. Pursuant to this arrangement, the Company paid Mr. Malloy $50,000 in 2003 for services rendered through May 2003.

On March 12, 2002, the Company, monetized a portion of the value created in its Burrwood and West Delta 83 fields by selling a 30% working interest in the existing production and shallow rights, and a 15% working interest in the deep rights below 10,600 feet, in its Burrwood and West Delta 83 fields for $12 million to Malloy Energy Company, LLC (“MEC”), led by Patrick E. Malloy, III and participated in by Sheldon Appel, who was a member of the Company’s Board of Directors at that time, as well as Josiah Austin, who subsequently became a member of the Company’s Board of Directors (Mr. Malloy is now Chairman of the Company’s Board of Directors and Mr. Appel retired from the Board of Directors in February 2004). The sale price was determined by discounting to present value the acquired interest in the field’s proved, probable and possible reserves using prevailing oil and gas prices. The Company retained an approximate 65% working interest in the existing production and shallow rights, and a 32.5% working interest in the deep rights after the close of the transaction. In conjunction with the sale, MEC provided a $7.7 million line of credit, which was reduced to $5.0 million on January 1, 2003. The credit line is subordinate to the Company’s senior credit facility and can be used for acquisitions, drilling, development and general corporate purposes until December 31, 2004. MEC retains the option to convert the amount outstanding under the credit line, and/or provide cash on any unused credit into 30% of the Company’s working interests in any acquisition(s) the Company makes in Louisiana prior to January 1, 2005. In the third quarter of 2003, the Company announced two Louisiana property acquisitions in which MEC has elected to participate for 30% of the Company’s working interest. Since the Company has made no borrowings under the MEC credit line to date, MEC funded its share of the acquisition costs and will fund its share of the subsequent capital costs related to these acquisitions on a direct basis, rather than by converting borrowings under the credit line.

In accordance with industry standard joint operating agreements, the Company bills MEC on a monthly basis for its share of the capital and operating costs of the Burrwood/West Delta 83 fields and the other two Louisiana fields in which MEC acquired a 30% working interest in the third quarter of 2003. As of December 31, 2003, the amount billed and outstanding to MEC for its share of monthly capital and operating costs was

$1,129,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MEC to the Company in the month subsequent to billing and MEC is current on payment of its billings.

The Company also serves as the operator for other oil and gas wells owned by Malloy Oil & Gas, LLC (“MOG”), an affiliate of MEC in which the Company owns a 7% after payout working interest. In accordance with industry standard joint operating agreements, the Company bills MOG on a monthly basis for its share of the capital and operating costs of these wells. As of December 31, 2003, the amount billed and outstanding to MOG for its share of monthly capital and operating costs was $535,000 and is included in trade and other accounts receivable on the Company’s consolidated balance sheet at that date. Such amount was paid by MOG to the Company in the month subsequent to billing and MOG is current on payment of its billings.

Consulting Agreement with Henry Goodrich

The Company has a consulting agreement with. Henry Goodrich, Chairman Emeritus, which commenced on August 15, 1995. Mr. Goodrich provides consulting services to the Company with regard to the identification and evaluation of acquisition and drilling opportunities, financing transactions, investor relations and other matters. Mr. Goodrich receives annual consulting fees from the Company of $175,000 for such services. Mr. Goodrich was awarded a bonus of $45,000 related to the Company’s performance in 2003.

Employment of Henry Goodrich, Jr.

Henry Goodrich, Jr., son of Henry Goodrich and brother of Walter G. Goodrich, has been employed by the Company since April 2000 as a Senior Acquisitions Analyst and was promoted to Vice President—Corporate Planning and Business Development in February 2003. His annual compensation for 2003 was $105,000, which consisted of a salary of $80,000 and a bonus of $25,000 related to the Company’s performance in 2003.

Working Interest Ownership by Executive Officers

In connection with the cessation of new prospect activities by Goodrich Oil Company in 1995, the former investors of Goodrich Oil Company, including Henry Goodrich and Walter G. Goodrich, became working interest owners in certain of the drilling prospects of the Company. In that regard, each individually participated as working interest owners in a number of wells drilled by the Company prior to 2003, however, they did not participate in any wells drilled by the Company in the year ended December, 31, 2003.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company was established to implement and to support the Board’s oversight function with respect to the Company’s financial reporting, accounting policies, internal controls and independent outside auditors.

The Audit Committee is comprised of four non-employee members of the Company’s Board of Directors. After reviewing the qualifications of the current members of the Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that (1) all current Committee members are “independent” as that concept is defined in Section 10A of the Securities Exchange Act, (2) all current Committee members are “independent” as that concept is defined in the applicable rules of the NYSE, (3) all current Committee members are financially literate, and (4) Mr. Perdue qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Securities Exchange Act

In connection with the December 31, 2003 financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee

Michael J. Perdue, Chairman

John T. Callaghan

Geraldine A. Ferraro

Arthur A. Seeligson

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

	2003	2002
Audit Fees	$120,000	$124,500
Audit-Related Fees (1)	6,500	2,850

Total Audit and Audit-Related Fees	126,500	127,350
Tax Fees (2)	116,780	150,865
All Other Fees	—	—

Total Fees	$243,280	$278,215

(1)	Audit related fees consisted principally of accounting related research.
(2)	Tax fees consisted of tax compliance services and related research and consultations.

The Audit Committee, or one of its members, must pre-approve any non-audit services provided to the Company. The Audit Committee has determined that the above fees are compatible with maintaining the independence of KPMG LLP.

PROPOSAL 3—APPROVAL OF AUDITORS

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to ratification by the Company’s stockholders. KPMG LLP has acted as the Company’s auditors since its inception in 1995. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of stockholders. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, abstentions would have the same effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

Proposals for 2005 Annual Meeting

Proposals by holders of Common Stock intended to be presented to the Annual Meeting of Stockholders of the Company to be held in 2005 must be received by the Company, addressed to Goodrich Petroleum Corporation, 808 Travis Street, Suite 1320, Houston, Texas 77002, no later than January 12, 2005, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the Annual Meeting, the Company has not received any notices from its stockholders.

In addition, the Company’s Bylaws provide that only such business as is properly brought before the Company’s 2005 Annual Meeting of Stockholders will be conducted. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Company, the stockholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Stockholders of the Company to the Secretary of the Company. For a stockholder’s notice to be timely with respect to business to be brought before the Annual Meeting of Stockholders of the Company to be held in 2005, it must be delivered to or mailed and received at the Company’s principal executive offices, 808 Travis Street, Suite 1320, Houston, Texas 77002, on or before March 11, 2005. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting certain information required by the Company’s Bylaws. A copy of the Company’s Bylaws can be obtained via EDGAR or upon written request to the Company’s Secretary.

Director Nominations for 2005 Annual Meeting and for Any Special Meetings

Only persons who are nominated in accordance with the following procedures will be eligible for election, and to serve, as directors. Nominations of persons for election to the Company’s Board of Directors may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the

Company who is a stockholder of record at the time of giving of notice thereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. For a stockholder’s notice to be timely with respect to business to be brought before the Annual Meeting of Stockholders of the Company to be held in 2005, it must be delivered to or mailed and received at the Company’s principal executive offices, 808 Travis Street, Suite 1320, Houston, Texas 77002 (i) with respect to an election to be held at the annual meeting of stockholders of the Company, before March 25, 2005, and (ii) with respect to an election to be held at a special meeting of stockholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

Such stockholder’s notice to the Secretary shall include certain information required by the Company’s Bylaws. A copy of the Company’s Bylaws can be obtained via EDGAR or upon written request to the Company’s Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Performance Graph,” “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

By Order of the Board of Directors

Walter G. “Gil” Goodrich Vice Chairman and Chief Executive Officer

Houston, Texas

April 29, 2004

Appendix I

AUDIT COMMITTEE CHARTER

OF

GOODRICH PETROLEUM CORPORATION

Effective as of February 4, 2004

Purpose

The Audit Committee of Goodrich Petroleum Corporation (the “Company”) is appointed by the Board of Directors of the Company (the “Board”) to serve as an independent and objective party to:

•	oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the independent auditors’ qualifications and independence;

•	oversee the performance of the Company’s internal audit function and independent auditors;

•	oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee;

•	prepare the Audit Committee report to be included in the Company’s annual proxy statement or annual report on Form 10K; and

•	such other duties as are directed by the Board.

Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

Corporate Governance Function

In addition to the responsibilities outline above and detailed hereinafter, the Audit Committee is appointed by the Board to fulfill the Board’s corporate governance function, the responsibilities of which are described in Appendix A hereto.

Membership

The Audit Committee shall be comprised of three or more Directors, as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or an employee or a person who receives any compensation from the Company other than fees paid for service as a Director. The members of the Audit Committee shall be elected by the Board or a nominating committee of the Board annually and shall serve until their successors shall be duly elected and qualified.

Each member shall be “independent” as defined from time to time by the listing standards of the New York Stock Exchange (the “NYSE”) and by applicable regulations of the Securities and Exchange Commission (the “SEC”) and shall meet any other applicable independence requirements of the NYSE and SEC. Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any subsidiary other than director or committee fees. No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

Each member shall be (or shall become within a reasonable time after appointment) financially literate, and at least one member shall be a “financial expert” as defined from time to time by applicable NYSE rules. Members of the Audit Committee may enhance their familiarity with finance and accounting principles by participating in educational programs that the Company or an outside consultant conducts.

Meetings and Structure

The Audit Committee shall meet at least four times per year to review the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. The Audit Committee shall meet at least annually with management, the director of the internal auditing department, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company’s independent auditors and the Company’s Director of Internal Auditing.

Accountability of the Independent Auditors

The independent auditors are accountable to the Audit Committee. The Audit Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Company’s independent auditors. The Audit Committee shall consider whether there should be a regular rotation of the Company’s independent auditors. The Audit Committee, or a member thereof, must pre-approve any non-audit service provided to the Company by the Company’s independent auditors.

Audit Committee Authority and Responsibilities

The Audit Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Audit Committee shall have the authority to retain professional advisors including, without limitation, special legal counsel, accounting experts, or other consultants to advise the Audit Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Audit Committee deems necessary and advisable. The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel, and the Company’s external auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Audit Committee. The Audit Committee chairperson, or other designee of the Audit Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall be responsible for the resolution of any disagreements between the independent auditors and management regarding the Company’s financial reporting.

GOODRICH PETROLEUM CORPORATION

AUDIT COMMITTEE CHARTER

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report and to any special legal counsel, accounting experts or other consultants employed by the Audit Committee.

In connection with the purpose, powers and responsibilities set forth above, the Audit Committee shall also:

Independent Auditors

1.	Annually select and engage the Company’s independent auditors retained to audit the financial statements of the Company with such selection to be submitted to the shareholders for ratification.

2.	Review and pre-approve all auditing services (including comfort letters) and all non-audit services provided to the Company by its independent auditors. The Audit Committee may delegate pre-approval authority to one or more Committee members provided the decision of such member(s) is presented to the full Audit Committee at the next meeting.

3.	Review the performance of the independent auditors and terminate the independent auditors when circumstances warrant.

4.	Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years.

5.	Set clear hiring policies for employees or former employees of the Company’s independent auditors.

6.	Periodically obtain and review a report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors’ objectivity and independence, and discuss such report with the independent auditors. The Audit Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

7.	Each year obtain and review reports from the independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the independent auditors; and (iii) other material written communications between the independent auditors and management.

Review

8.	Review and approve the appointment, termination or replacement by management of a Director of Internal Auditing or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

9.	Direct the scope of the duties and activities of the Director of Internal Auditing, or any outside auditors serving as internal auditors, who shall report directly to the Audit Committee.

10.	Periodically meet and review with the Director of Internal Auditing the regular internal reports to management prepared by the internal auditing department, the progress of internal audit activities and any findings of major significance stemming from internal audits.

11.	Review and discuss with management and the independent auditors, prior to filing or release, the Company’s quarterly and annual financial information contained in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, and in any earnings release; the information reviewed and discussed shall include management’s discussion and analysis of financial condition and results of operations and any other matters required to be reviewed under applicable legal, regulatory or NYSE requirements.

GOODRICH PETROLEUM CORPORATION

AUDIT COMMITTEE CHARTER

12.	Discuss with management the Company’s earnings releases, as well as financial information and earnings guidance, if any, provided to analysts or rating agencies.

13.	Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant problems or difficulties encountered during the course of the audit, management’s response, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent auditors.

14.	Regularly review with the Company’s independent auditors any audit problems or difficulties and management’s response.

15.	Review and consider with the independent auditors and management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

16.	Based on its reviews, make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

17.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data.

18.	Review with management and the independent auditors any significant transactions that are not a normal part of the Company’s operations and changes, if any, in the Company’s accounting principles or their application.

19.	At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

Financial Reporting Processes

20.	Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

21.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

22.	Review with the independent auditors, the internal auditing department and management the extent to which such changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Audit Committee determines.

GOODRICH PETROLEUM CORPORATION

AUDIT COMMITTEE CHARTER

Process Improvement

23.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the Director of Internal Auditing regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

24.	Conduct an annual evaluation with the Board regarding the performance of the Audit Committee.

25.	Discuss with management and the Director of Internal Auditing policies with respect to risk assessment and risk management.

26.	Regularly report to the Board and apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.

Ethical and Legal Compliance

27.	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

28.	Review the quarterly disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Audit Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal controls.

29.	Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

30.	Review management’s monitoring of the Company’s compliance programs and evaluate whether management has review systems in place designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or NYSE requirements.

31.	Review with the Company’s in-house or outside legal counsel any legal matter that could have a significant effect on the Company’s financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

32.	Review with management and the independent auditors the Company’s policies and procedures regarding compliance with its internal policies, as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

General

33.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the NYSE applicable to its listed companies, and governing law as the Audit Committee or the Board deems necessary or appropriate.

Review of Committee Charter

At least annually, the Audit Committee shall review and reassess the adequacy of this Charter. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

GOODRICH PETROLEUM CORPORATION

AUDIT COMMITTEE CHARTER

Limitations

While the Audit Committee has the responsibilities and powers set forth in this Charter and management and the independent auditors for the Company are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management.

GOODRICH PETROLEUM CORPORATION

AUDIT COMMITTEE CHARTER

ANNEX 1

HIRING GUIDELINES FOR

INDEPENDENT AUDITORS’ EMPLOYEES

The Audit Committee has adopted the following guidelines regarding the hiring by the Company of its independent auditors’ employees. For the purposes of these guidelines, the independent auditors’ employees shall include any partner, director, manager, staff, advising member, reviewing actuary, reviewing tax professional and any other person having the responsibility for providing audit assurance to the independent auditors in any way for the certification of the Company’s financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements.

1.	No member of the independent auditors’ audit team that is auditing the Company can be hired by the Company for a period of two years following such audit.

2.	No former employee of the independent auditors may sign an SEC filing on behalf of the Company for five years following employment with the independent auditors.

3.	No former employee of the independent auditor may be named an officer of the Company for three years following employment by the independent auditors.

4.	The Audit Committee must approve all executive level and higher hires from the independent auditors.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

Annex 1

ANNEX 2

PROCEDURE FOR COMPLAINTS

REGARDING ACCOUNTING MATTERS

The Audit Committee has adopted the following procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters; and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

1.	The Company will create and post on its website designated mail and e-mail addresses as well as a toll-free number receiving complaints regarding accounting, internal accounting controls or auditing matters.

2.	Copies of each complaint submitted shall be sent to each member of the Audit Committee.

3.	Each complaint will be tracked and handled by the Company’s finance and legal staff as appropriate according to the Company’s other procedures regarding complaints, except as the Audit Committee, or any member thereof, may specifically request.

4.	The Audit Committee shall receive a quarterly report on the status of each complaint until the Audit Committee determines it has been resolved.

5.	The Audit Committee has the right to request alternative treatment for any complaint addressed to it. Such alternative treatment may include the retention of outside counsel or other advisors to participate in any part of the process of resolving the complaint.

6.	No retaliation or other adverse action against an employee submitting a complaint in good faith under these procedures shall be allowed by the Company.

The Audit Committee shall review these guidelines annually to evaluate whether any amendments are necessary to comply with applicable internal policies or any legal or regulatory requirements.

Annex 2

APPENDIX A

CORPORATE GOVERNANCE FUNCTION

Purposes

The purposes of the Audit Committee in fulfilling the corporate governance function are to:

•	develop and recommend to the Board a set of corporate governance principles for the Company and to advise the Board about the appropriate composition of the Board and its committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

•	lead the Board in its annual review of the performance of the Board and its committees; and

•	perform such other functions as the Board may assign to the Audit Committee, in serving the corporate governance function, from time to time.

Composition

The committee serving the corporate governance function shall consist of at least three members, all of whom are members of the Board. Each member of the committee serving the corporate governance function shall satisfy the independence requirements of the rules of the New York Stock Exchange applicable to domestic listed companies.

The Board shall appoint the members of the committee serving the corporate governance function. The chairperson of such committee shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of such committee. The Board may remove or replace the chairperson and any other member of such committee at any time.

Authority and Responsibilities

The Audit Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the committee serving the corporate governance function. The Audit Committee may form and delegate some or all of its authority in serving the corporate governance function to subcommittees when it deems appropriate. Without limiting the generality of the preceding statements, the Audit Committee, in serving the corporate governance function, shall have authority, and is entrusted with the responsibility, to do the following actions.

1.	Such committee shall prepare and recommend to the Board for adoption appropriate corporate governance guidelines and modifications to those guidelines from time to time.

2.	Such committee shall determine whether or not each director and each prospective director of the Company is an independent, disinterested, or a non-employee director under the standards applicable to the committees on which such director is serving or may serve. Such committee may survey any and all of the directors and prospective directors to determine any matter or circumstance that would cause the person not to qualify as an independent, disinterested or non-employee director under applicable standards. Such committee shall report to the Board the existence of any such matter or circumstance.

3.	Each year, such committee shall:

•	require the chairperson of each committee to report to the Board about the committee’s annual evaluation of its performance and evaluation of its charter;

•	receive comments from all directors and report to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

Appendix A

•	develop, review and reassess the adequacy of the Company’s corporate governance guidelines and recommend any proposed changes to the Board for its approval;

•	evaluate the performance of the committee serving the corporate governance function and make a report to the Board regarding the evaluation.

4.	Such committee shall oversee the evaluation of the Board and management.

Procedures

1.	Meetings. The committee serving the corporate governance function shall meet at the call of its chairperson, two or more members of such committee, or the Chairman of the Board. Meetings may, at the discretion of such committee, include members of the Company’s management, independent consultants, and such other persons as such committee or its chairperson may determine. Such committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company’s bylaws.

2.	Quorum and Approval. A majority of the members of the committee serving the corporate governance function shall constitute a quorum. Such committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Such committee may also act by unanimous written consent in lieu of a meeting.

3.	Rules. The committee serving the corporate governance function may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, at any meeting thereof.

4.	Reports. The committee serving the corporate governance function shall make regular reports to the Board, directly or through the chairperson.

5.	Review of Charter. Each year the committee serving the corporate governance function shall review the need for changes in this description of the corporate governance function and recommend any proposed changes to the Board for approval.

Appendix A-2

Appendix II

FIRST AMENDMENT TO THE

GOODRICH PETROLEUM CORPORATION

NONEMPLOYEE DIRECTORS COMPENSATION PLAN

WHEREAS, there is reserved to the Board of Directors of Goodrich Petroleum Corporation in Section 6.7 of the Goodrich Petroleum Corporation Nonemployee Directors Compensation Plan (the “Plan”) the right to amend the Plan;

NOW, THEREFORE, the Plan is amended as follows:

1. The name of the Plan is changed to the “Goodrich Petroleum Corporation Nonemployee Directors Stock Compensation Plan.”

2. Section 2.1 is amended to read as follows:

On the date of each Annual Meeting each Nonemployee Director on such date shall be paid an annual retainer in shares of Stock (the “Stock Retainer”) equal to $30,000, divided by the average Fair Market Value of the Stock for the 20 trading days immediately preceding such Annual Meeting, with any fractional share rounded up to the next whole share. An individual who is elected or appointed to the Board during the Plan Year shall be paid on the date such individual is elected or appointed to the Board a prorata Stock Retainer for that partial year equal to $30,000 prorated for such partial year, divided by the Fair Market Value of the Stock for the 20 trading days immediately preceding the date of such election or appointment.

3. Section 2.2 is deleted in its entirety.

4. Section III is amended by adding thereto a new Section 3.9 to read as follows:

Corporate Change. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may cancel all outstanding Options upon a Corporate Change and in such event the Company shall pay to the Optionee with respect to each cancelled Option an amount of cash equal to the excess, if any, of the then Fair Market Value of a Share over the Option exercise price of such cancelled Option.

5. Section 6.1 is amended by deleting “150,000” in said Section and substituting therefor “300,000”, thus increasing the number of shares of Stock available under the Plan by 150,000 shares.

This First Amendment shall become effective on the date it is approved by the stockholders of the Company.

EXECUTED, this April 28, 2004.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Walter G. Goodrich
	Name: Title:	Walter G. Goodrich Vice Chairman and Chief Executive Officer

+

Goodrich Petroleum Corporation

C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold
	01—Walter G. Goodrich	☐	☐

	02 – John T. Callaghan	☐	☐

	03—Arthur A. Seeligson	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to approve amendments to the Company’s 1997 Nonemployee Director Stock Option Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ended December 31, 2004.	☐	☐	☐

This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as directed. In the absence of direction, this Proxy will be voted FOR the three nominees and FOR Proposal 2 and FOR Proposal 3.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	1 U P X H H H P P P P 003587	+

Proxy—Goodrich Petroleum Corporation

Proxy Solicited on Behalf of the Board of Directors

of the Company for the Annual Meeting of Stockholders on June 8, 2004

The undersigned hereby constitutes and appoints Walter G. Goodrich and Kirkland H. Parnell and each and either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Goodrich Petroleum Corporation to be held at the Berkshire Room, Lancaster Hotel, 701 Texas Avenue, Houston, Texas, on June 8, 2004 at 11:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

(To be Signed and Continued on the Reverse Side.)